EXHIBIT 17.2

STATE BOND MINNESOTA TAX-FREE INCOME FUND,
a Portfolio of
STATE BOND TAX-FREE INCOME FUNDS, INC.,
SPECIAL MEETING OF SHAREHOLDERS
December   , 1996
         ==
STATE BOND MINNESOTA TAX-FREE INCOME FUND, a Portfolio of
STATE BOND TAX-FREE INCOME FUNDS, INC.

CUSIP NO. 85657M108

The undersigned shareholder(s) of State Bond Minnesota Tax-Free Income
     Fund, a portfolio of State Bond Tax-Free Income Funds, Inc. (the `State Bond Fund''), hereby appoint(s) Kevin L. Howard, Keith O. Martens and Dale C. Bauman, or any of them true and lawful proxies, with power of substitution of each, to vote all shares of the State Bond Fund which the undersigned is entitled to vote, at the Special
     Meeting of Shareholders to be held on December   , 1996, at 100 North
                                                    --
     Minnesota Street, New Ulm, Minnesota 56073-0069, at 4:30 p.m. (local time) and at any adjournment thereof.

Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The proxies named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THAT MATTER.
PROPOSAL

  TO APPROVE OR DISAPPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE STATE BOND FUND AND FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC.



PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND
     RETAIN THE TOP PORTION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS  X

KEEP THIS PORTION FOR YOUR RECORDS.
DETACH AND RETURN THIS PORTION ONLY.



STATE BOND MINNESOTA TAX-FREE INCOME FUND, a portfolio of State Bond
Tax-Free Income Funds, Inc.

RECORD DATE SHARES:
                    -----------------


                           VOTE ON THE PROPOSAL
                    FOR          AGAINST        ABSTAIN
Please sign EXACTLY as your name(s)
appear(s) above.  When signing as
attorney, executor, administrator,
guardian, trustee, custodian, etc.,
please give your full title as
such.  If a corporation or
partnership, please sign the full
name by an authorized officer or
partner.  If stock is owned
jointly, all owners should sign.



-----------------------------------
Signature(s) of Shareholder(s)

Date:  ___________________________